Exhibit 10.2(B)

June 23, 2006

Vincent K. McMahon
c/o World Wrestling Entertainment, Inc.
1241 East Main Street
Stamford, CT  06902

Dear Mr. McMahon:

          Reference is made to the Employment Agreement, dated October 14, 1999 and amended as of May 1, 2002 and February 23, 2004 (“the Agreement”).  The Agreement, since January 1, 2004, allowed you and your wife, Linda McMahon, to use the jet of World Wrestling Entertainment, Inc. (“WWE”) for personal reasons when it is not being used for business purposes.  You and WWE have agreed that, on July 1, 2006, you will begin paying for the use of the jet so that the Company incurs no incremental costs as a result of such use that occurs on or after that date.  Now, therefore, the Agreement is hereby amended, effective July 1, 2006, by deleting Section 4(e) thereto in its entirety and replacing it with a new Section 4(e), which shall read as follows:

“(e)  Use of Company Aircraft.  When the Company’s aircraft is not in use for its business purposes, the aircraft may be used for the personal travel of the Chairman, the Chief Executive Officer, members of their immediate family and their invited guests.  Such use is permitted for the following reasons: the personal safety of the Chairman and Chief Executive Officer; and to limit the “wear and tear” on such individuals arising from the extensive nature of their business travel and their high profile among members of the public.  For any personal use of the aircraft in accordance with this Section 4(e), the management company for the aircraft shall bill the Chairman and/or Chief Executive Officer, as the case may be, directly at rates that cover all incremental cost(s) that otherwise would result to the Company from such personal use.  Duplicate copies of such bills will be provided to the Company.

          As amended hereby, all terms, conditions and provisions of the Agreement shall remain in full force and effect.

WORLD WRESTLING ENTERTAINMENT, INC.

By:	/s/ Governor Lowell P. Weicker, Jr.

Governor Lowell P. Weicker, Jr.
Chairman, Compensation Committee

Date: June 23, 2006

- and -

By:	/s/ Michael Sileck

Michael Sileck
Chief Financial Officer

Date: June 23, 2006

AGREED:

/s/ Vincent K. McMahon

Vincent K. McMahon

Date: June 23, 2006